UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2018

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On December 28, 2018, Mr. Mark R. Genender resigned from the Board of Directors (the “Board”) of LSB Industries, Inc. (the “Company”), effective as of December 28, 2018. Mr. Genender’s term on the Board was scheduled to expire in 2021. In notifying the Company of his decision to resign from the Board, Mr. Genender indicated that his decision was not due to a disagreement with the Company, the Board or the management of the Company.

Appointment of Director

Pursuant to the Board Representation and Standstill Agreement, dated December 4, 2015, as amended on October 26, 2017 and October 18, 2018, effective as of December 28, 2018, the Board appointed Ms. Kanna Kitamura to the Board to fill the vacancy created by the resignation of Mr. Genender. Ms. Kitamura’s term on the Board will expire at the 2021 Annual Meeting of Stockholders. The Board has appointed Ms. Kitamura to the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Ms. Kitamura does not have any family relationships with any of the Company’s directors or executive officers nor is she (or her immediate family members) a party to any transaction with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Appointment of New Chief Executive Officer, Chief Financial Officer and Chairman of the Board

On January 2, 2019, the Company issued a press release announcing the appointment of Mark T. Behrman as President and Chief Executive Officer and as a member of the Board of Directors of the Company. Mr. Behrman succeeds Dan Greenwell, who elected not to enter into a new employment agreement and has resigned from the Board and his roles as Chairman and Chief Executive Officer, effective as of December 30, 2018. In notifying the Company of his decision to resign from the Board, Mr. Greenwell indicated that his decision was not due to a disagreement with the Company, the Board or the management of the Company. The Company also announced on January 2, 2019 the appointment of Cheryl Maguire as Senior Vice President and Chief Financial Officer and Richard Roedel as Chairman of the Board.

Mr. Behrman, age 56, has been serving as the Company’s Executive Vice President and Chief Financial Officer since June 2015 and joined the Company as Senior Vice President of Corporate Development in March 2014. He has over 30 years of financial and investment banking experience, with his investment banking experience primarily focusing on the industrial and business services sectors. Prior to joining the Company, Mr. Behrman served as a Managing Director at Sterne Agee & Leach, Inc., leading the firm’s industrials, transportation, and energy practices. During his career, Mr. Behrman has originated and executed numerous merger and acquisition transactions, equity and debt capital market transactions and private capital raises for corporate clients in these sectors. Mr. Behrman was previously a Founder and Senior Managing Director of BlueStone Capital Partners, LP, where he was part of a team that created Trade.com Global Markets, Inc., and Founder and Director of the BlueStone/AFA Private Equity Fund. He began his career at PaineWebber, Inc. and at Drexel Burnham Lambert, Inc. Mr. Behrman is currently a Director of Panhandle Oil and Gas Inc. (an owner of mineral and leasehold properties), the Chairman of its Audit Committee and a member of its Corporate Governance and Nominating Committee. Mr. Behrman was previously a director of three public companies: Noble International Ltd., Warren, MI, (a supplier to the automotive industry) from 1998 to 2007, where he also served as Chairman of its Audit Committee for five years; Oakmont Acquisition Corporation, Bloomfield Hills, MI, (a special purpose acquisition corporation) from 2005 to 2007; and Robocom Systems International, Massapequa, NY, (a developer and marketer of advanced warehouse management software solutions) from 1998 to 2000. Mr. Behrman holds a Master of Business Administration from Hofstra University and a Bachelor of Science in Accounting from Binghamton University. Mr. Behrman’s leadership skills and extensive financial experience and experience with the Company, among other factors, led the Board to conclude that he should serve as a director.

Ms. Maguire, age 40, joined the Company as Vice President, Financial Planning and Accounting in November 2015. She has more than 17 years of financial and accounting experience across manufacturing and energy industries. Prior to joining the Company, Ms. Maguire served as a Senior Manager of financial planning and analysis with LyondellBasell, a large international plastics, chemicals and refining company, from July 2012 to June 2015. Ms. Maguire was previously head of external reporting, corporate accounting, accounting policy and financial analysis at Petroplus, a European Refining company. During her career, Ms. Maguire was integral to the financial integration of large-scale acquisitions, the execution of multiple debt and equity transactions and the implementation of several corporate restructurings and business turnarounds. She began her career at Grant Thornton LLP. Ms. Maguire holds a Bachelor of Business Administration from University of Prince Edward Island and is a certified public accountant.

Neither Mr. Behrman nor Ms. Maguire have any family relationships with any of the Company’s directors or executive officers nor is either (or their immediate family members) a party to any transaction with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Rebalancing of Board Membership

In order to achieve a more equal balance of membership among classes of directors as required by the restated certificate of incorporation and bylaws of the Company, the Board determined that one of the directors from the class with a term expiring at the 2021 Annual Meeting of Stockholders should move to the class with a term expiring at the 2020 Annual Meeting of Stockholders. Accordingly, on December 28, 2018, Lynn F. White resigned as a director from the class with a term expiring at the 2021 Annual Meeting of Stockholders, subject to his immediate reappointment and was immediately reappointed to the Board as a director to the class with a term expiring at the 2020 Annual Meeting of Stockholders. The resignation and reappointment of Mr. White was effected solely to rebalance the Board classes and was not due to any disagreement with the Company, the Board or the management of the Company. For all other purposes, including vesting and other compensation matters, Mr. White’s service on the Board is deemed to have continued uninterrupted. Mr. White will continue to serve on the Company’s Audit, Compensation and Nominating and Corporate Governance Committees and will continue as the Chair of the Compensation Committee.

The following sets forth the current members of the Board, current class expiration year and current committee memberships of the Company:

Name	Class	Audit	Nominating and Corporate Governance	Compensation
Jonathan S. Bobb	2019			X
Jack E. Golsen	2019
Richard Sanders, Jr.	2019	X	X	X
Mark T. Behrman	2020
Lynn F. White	2020	X	X	Chair
Barry H. Golsen	2021
Richard W. Roedel	2021	Chair	Chair	X
Kanna Kitamura	2021	X	X	X

New Employment Agreements

On December 30, 2018, the Company entered into new employment agreements (the “Employment Agreements”) with Mr. Behrman, Ms. Maguire and Michael J. Foster (each, an “Executive”), pursuant to which Mr. Behrman will continue to provide services to the Company as President and Chief Executive Officer, Ms. Maguire will continue to provide services to the Company as Senior Vice President and Chief Financial Officer and Mr. Foster will continue to provide services as Executive Vice President, General Counsel and Secretary of the Company. The Employment Agreements for Messrs. Behrman and Foster supersede and replace their current employment agreements with the Company, which were previously filed with the Securities and Exchange Commission.

The Employment Agreements provide for an initial term ending on December 31, 2019, which automatically renews for successive one-year periods thereafter unless either party provides written notice of his or its intention to terminate the agreement at least 90 days prior to the end of the then-current term. Mr. Behrman will have an annual base salary of $650,000, a target annual cash performance bonus equal to 100% of his base salary and a maximum annual cash performance bonus equal to 200% of his base salary. Mr. Foster will have an annual base salary of $390,000, a target annual cash performance bonus equal to 70% of his base salary and a maximum annual cash performance bonus equal to 140% of his base salary. Ms. Maguire will have an annual base salary of $370,000, a target annual cash performance bonus equal to 60% of her base salary and a maximum annual cash performance bonus equal to 120% of her base salary. The payout for the annual cash performance bonus for each of Messrs. Behrman and Foster and Ms. Maguire will depend on the Company’s achievement of performance criteria, as determined by the Compensation Committee of the Board. The Employment Agreements for Messrs. Behrman and Foster eliminate the guaranteed grants of restricted stock under the Executives’ current employment agreements with the Company in favor of discretionary equity grants determined by the Board of Directors (or an authorized committee). Any equity awards granted prior to December 31, 2020 to Messrs. Behrman and Foster will have vesting provisions in connection with a change in control or a termination of employment no less favorable than the minimum vesting conditions specified in an exhibit to the employment agreement.

The Employment Agreements provide that if the Executives’ employment with the Company is terminated due to death or disability, he or she will receive a lump sum payment equal to a pro rata portion of his or her annual bonus based on actual company performance for the year of termination, paid at the same time such bonuses are paid to all employees generally (the “Pro-Rata Bonus”). If the Executives’ employment is terminated by the Company without Cause (as defined in the Employment Agreement), by the Executive for Good Reason (as defined in the Employment Agreement) or as a result of a notice of non-renewal of the Employment Agreement by the Company, the Executive will receive (i) a lump sum payment equal to the Pro-Rata Bonus, (ii) a lump sum payment equal to a multiple of his or her base salary and target bonus (discussed below), and (iii) continuation of health benefits for the Executive and his or her eligible dependents for 18 months on the same economic terms applicable prior to his or her termination. The severance multiple for Mr. Behrman is two (or three if the termination occur within 24 months following a Change in Control (as defined in the Employment Agreement) or either (x) within 90 days prior to the date a definitive agreement is executed which results in a Change in Control within 180 days after the date such definitive agreement is executed or (y) on or within 180 days following the date a definitive agreement is executed which results in a Change in Control within 180 days after the date such definitive agreement is executed (a “Qualifying CIC Termination”)) and for Mr. Foster and Ms. Maguire is one (or two if the termination is a Qualifying CIC Termination), and the severance is payable on (i) the first pay date following the Executive’s execution (and non-revocation) of a release of claims or (ii) the date of the Change of Control (if applicable), whichever is later. All severance or termination benefits payable to the Executives under the Employment Agreements are dependent on the Executive’s execution and delivery of a release of claims within 60 days following the date of termination. The Employment Agreements for Messrs. Behrman and Foster eliminate the accelerated vesting provisions in connection with a termination of employment under the Executives’ current employment agreements with the Company in favor of the minimum vesting provisions set forth in the Employment Agreement. Following termination of employment, the Executives will be subject to non-compete and non-solicitation restrictions for a period of 24 months.

The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of the applicable Employment Agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference into this Item 5.02.

Awards of Restricted Stock

In connection with the Company’s entry into the Employment Agreements, on December 29, 2018 and December 30, 2018, the Company awarded restricted shares of the Company’s common stock, par value $0.10 per share, to Messrs. Behrman and Foster and Ms. Maguire, pursuant to restricted stock agreements and the Company’s 2016 Long Term Incentive Plan. Messrs. Behrman and Foster received one grant of 92,593 and 36,111 shares of time-based restricted stock, respectively, pursuant to the restricted stock agreement previously filed with the Securities and Exchange Commission, and one grant of 138,889 and 36,111 shares of time-based restricted stock, respectively, pursuant to the form of time-based restricted stock agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 5.02 (the “New Time-Based Restricted Stock Agreement”). In addition, Messrs. Behrman and Foster received a target number of shares of performance-based restricted stock equal to 138,889 and 36,111, respectively, pursuant to the form of performance-based restricted stock agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 5.02 (the “New Performance-Based Restricted Stock Agreement”). Ms. Maguire received 20,556 shares of time-based restricted stock pursuant to the New Time-Based Restricted Stock Agreement and a target number of shares of performance-based restricted stock equal to 20,556 pursuant to the New Performance-Based Restricted Stock Agreement. The shares of time-based restricted stock generally vest over three years, with acceleration provisions upon the occurrence of certain events, and the shares of performance-based restricted stock generally vest upon (i) the Company’s achievement of free cash flow and fixed costs per ton of NH3 goals and (ii) the Company’s three-year total shareholder return.

The foregoing descriptions of the awards of restricted stock do not purport to be complete and are qualified in their entirety by reference to the complete text of the applicable restricted stock agreements, which forms are attached hereto as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference into this Item 5.02, or were previously filed with the Securities and Exchange Commission.

Dan Greenwell Separation

Subject to his execution of a release, Mr. Greenwell will be entitled to receive the severance benefits under his employment agreement applicable to terminations without cause.

Item 7.01	Regulation FD Disclosure.

On January 2, 2019, the Company issued a press release announcing the appointment of Mr. Behrman as President and Chief Executive Officer, Ms. Maguire as Senior Vice President and Chief Financial Officer and Richard Roedel as Chairman of the Board. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 7.01.

The information contained in Item 7.01 and Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated December 30 2018, between LSB Industries, Inc. and Mark T. Behrman

10.2	Employment Agreement, dated December 30 2018, between LSB Industries, Inc. and Cheryl Maguire

10.3	Employment Agreement, dated December 30 2018, between LSB Industries, Inc. and Michael J. Foster

10.4	Form of Time-Based Restricted Stock Agreement of LSB Industries, Inc.

10.5	Form of Performance-Based Restricted Stock Agreement of LSB Industries, Inc.

99.1	Press Release, dated January 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2019

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	President and Chief Executive Officer